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Exhibit 25.01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation or organization if not a U.S. national bank)	13-5160382 (I.R.S. Employer Identification No.)
One Wall Street New York, New York (Address of principal executive offices)	10286 (Zip code)

ACUSPHERE, INC,
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3208947 (I.R.S. Employer Identification No.)
500 Arsenal Street Watertown, Massachusetts (Address of principal executive offices)	02472 (Zip code)

Debt Securities
(Title of the indenture securities)

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

      Superintendent of Banks of the State of New York
      2 Rector Street
      New York, NY 10006
      and Albany, NY 12203

      Federal Reserve Bank of New York
      33 Liberty Plaza
      New York, NY 10045

      Federal Deposit Insurance Corporation
      Washington, D.C. 20429

      New York Clearing House Association
      New York, NY 10005

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

Exhibit 1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)
Exhibit 4.	A copy of the existing By-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)
Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 1st day of April, 2005.

THE BANK OF NEW YORK
By:	/s/ MING RYAN Name: Ming Ryan Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK
of One Wall Street, New York, NY 10286
and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,866,500
Interest-bearing balances	8,455,170
Securities:
Held-to-maturity securities	1,885,665
Available-for-sale securities	20,781,508
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	3,730,007
Securities purchased under agreements to resell	847,805
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	36,195,743
LESS: Allowance for loan and lease losses	587,611
Loans and leases, net of unearned income and allowance	35,608,132
Trading Assets	4,174,521
Premises and fixed assets (including capitalized leases)	949,424
Other real estate owned	754
Investments in unconsolidated subsidiaries and associated companies	268,366
Customers' liability to this bank on acceptances outstanding	52,800
Intangible assets
Goodwill	2,746,404
Other intangible assets	758,137
Other assets	8,013,234

Total assets	$92,138,427

LIABILITIES
Deposits:
In domestic offices	$41,480,131
Noninterest-bearing	16,898,525
Interest-bearing	24,581,606
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,028,722
Noninterest-bearing	576,431
Interest-bearing	23,452,291
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	1,040,432
Securities sold under agreements to repurchase	491,007
Trading liabilities	2,724,930
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	4,780,573
Bank's liability on acceptances executed and outstanding	54,517
Subordinated notes and debentures	2,390,000
Other liabilities	6,901,014

Total liabilities	$83,891,326

Minority interest in consolidated subsidiaries	140,499

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus (exclude all surplus related to preferred stock)	2,087,221
Retained earnings	4,892,420
Accumulated other comprehensive income	(8,323)
Other equity capital components	0
Total equity capital	8,106,602

Total liabilities, minority interest, and equity capital	$92,138,427

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                      Thomas J. Mastro
                      Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Hassell
RenyiGerald L.
Alan R. Griffith

Directors

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SIGNATURE
EXHIBIT 7